Noteholders' Statement for Crestar Student Loan Trust 1997-1 pursuant to Section 5.7(a) of Transfer and Servicing Agreement (capitalized terms used herein are defined in Appendix A thereto)


CUSIP        $130,000,000 Senior LIBOR Rate Class A-1 Notes                             226092 AA2
             $84,000,000 Senior LIBOR Rate Class A-2 Notes                              226092 AB0
             $8,900,000 Subordinate LIBOR Rate Class B Notes                            226092 AC8


Distribution Date:                                                                January 26, 1998

(i)          Principal Factor:

                          (a)         Class A-1 Notes:                                   1.0000000
                          (b)         Class A-2 Notes:                                   1.0000000
                          (c)         Class B Notes:                                     1.0000000

(ii)         Amount of principal being paid or distributed:

             (a)          Class A-1 Notes:                                                   $0.00
             (b)          Class A-2 Notes:                                                   $0.00
             (c)          Class B Notes:                                                     $0.00
             (d)          Certificates:                                                      $0.00

(iii)        (a) Amount of interest being paid or distributed:

                          (1)         Class A-1 Notes:                                 $886,956.78
                          (2)         Class A-2 Notes:                                 $578,710.53
                          (3)         Class B Notes:                                         $0.00
                          (4)         Certificates:                                          $0.00

                          All based on            Formula Interest Rate
                                                 (the Class Initial Rate)

             (b) Applicable Interest Rate:

                          (1)         Class A-1 Notes:                                    6.14047%
                          (2)         Class A-2 Notes:                                    6.20047%
                          (3)         Class B Notes:                                      6.43047%
                          (4)         Certificates:                                          7.48%

(iv)         Amount of distribution allocable to any Noteholders'
             Interest Carryover:

             (a)          Class A-1 Notes:                                                   $0.00
             (b)          Class A-2 Notes:                                                   $0.00
             (c)          Class B Notes:                                                     $0.00

(v)          Pool Balance at end of preceding Collection Period:                            $209,520,451.54

(vi)         After giving effect to distributions on this Distribution Date:

             (a)          outstanding principal amount of Class A-1 Notes:         $130,000,000.00
             (b)          outstanding principal amount of Class A-2 Notes:          $84,000,000.00
             (c)          outstanding principal amount of Class B Notes:             $8,900,000.00
             (d)          Certificate Balance:                                           $1,000.00


(vii)        Amount of Servicing Fee, Administration Fee, Indenture Trustee
             Fee, Delaware Trustee Fee, and Eligible Lender Trustee Fee
             to be allocated for the upcoming Distribution Date:                             $0.00

(viii)       Aggregate amount of Realized Losses (if any) for the Collection
             Period immediately preceding the Distribution Date:                             $0.00

(ix)         (a) Amount of distribution attributable to amounts in the
                  Reserve Account:                                                           $0.00
             (b) Amount of other withdrawals from the Reserve Account:                       $0.00
             (c) Reserve Account Balance:                                            $2,190,464.00
             (d) Parity Percentage:                                                         99.14%
             (e) Amount of Parity Percentage Payments:                                      $0.00

(x)          The aggregate Purchase Amount paid for Financed Student Loans purchased from the trust during the immediately preceding
             Collection Period:                                                              $0.00

(xi)         During the Subsequent Finance Period only, the aggregate Issuer
             2.3(b) Payments and Adjustment Payments, stated separately,
             for the immediately preceding Collection Period:                                $0.00

(xii)        Amount of Financed Student Loans:

             (a) that are 31 through 60 days delinquent:                              $6,813,113.73
             (b) that are 61 through 90 days delinquent:                              $3,264,964.26
             (c) that are 91 through 120 days delinquent:                                $68,407.77
             (d) that are more than 120 days delinquent:                                      $0.00
             (e) for which claims have been filed with
                 the appropriate Guarantor or the Department
                 of HHS and which are awaiting payment:                                   $4,751.27
